EXHIBIT 99.1

United Development Funding IV Reports Third Quarter 2015 Financial Results and Declares $0.055 Per Share Special Distribution

Third Quarter 2015 Highlights – as compared to the third quarter of 2014:

•	Net interest income after provision for loan losses increased 9% to $18.1 million
•	Net income increased 7% to $14.3 million
•	Earnings per share increased 7% to $0.47
•	Net investments in notes receivable and loan participation interests increased 4% to $618.1 million

Grapevine, TX, November 5, 2015 – United Development Funding IV (“UDF IV” or the “Trust”) (NASDAQ:UDF) today reported net interest income after provision for loan losses for the quarter ended September 30, 2015 of $18.1 million, an increase of 9% as compared to $16.5 million for the quarter ended September 30, 2014. Net income for the third quarter of 2015 was $14.3 million, or $0.47 per share, an increase of 7% as compared to $13.4 million, or $0.44 per share, for the third quarter of 2014.

Net interest income after provision for loan losses for the nine months ended September 30, 2015 was $53.5 million, an increase of 8% as compared to $49.4 million for the same period of fiscal 2014. Net income for the nine months ended September 30, 2015 was $42.9 million, or $1.40 per share, an increase of 17% as compared to $36.6 million, or $1.16 per share, for the same period of fiscal 2014.

The nine months ended September 30, 2014 included approximately $5.1 million of costs associated with listing the Trust’s shares on NASDAQ and the related tender offer. The nine months ended September 30, 2014 also included a $3.2 million reduction in general and administrative expense – related parties from the reversal of an accrued liability for acquisition and origination fees that will no longer be paid to the Trust’s advisor.

The portfolio of notes receivable and loan participation interests, net of the provision for loan losses and unamortized commitment fees, increased 4% to $618.1 million (127 loans) at September 30, 2015 from $593.4 million (131 loans) at September 30, 2014. The net debt to total capitalization ratio (calculated as debt less cash, divided by debt less cash plus equity) at September 30, 2015 was 22.9%. The Trust’s target range for this ratio is 30% to 35%.

On October 1, 2015, the Trust announced that it would pay monthly distributions of $0.1367 per share on October 26, November 25 and December 28, 2015 to shareholders of record at the close of business on October 15, November 13 and December 15, 2015, respectively. The October monthly distribution was subsequently paid as announced.

The Trust’s board of trustees has authorized a special distribution of $0.055 per common share of beneficial interest payable on February 16, 2016 to shareholders of record as of the close of business on November 30, 2015.

The Trust expects to earn between $1.85 and $1.90 per share and to declare distributions of approximately $1.75 per share in fiscal 2015.

The Trust will host a conference call today (Thursday, November 5, 2015) at 11:00 a.m. Eastern Time (ET). The dial-in number is 1-866-312-7299, and the call will also be webcast from the Trust’s website at www.udfiv.com. A replay of the call will be available after 2:00 p.m. ET on November 5, 2015, at 1-877-344-7529, access code 10074028. The replay will also be available from the Trust’s website at www.udfiv.com through midnight ET on November 19, 2015.

Hollis M. Greenlaw, CEO and Chairman, said, “We are pleased to report another strong quarter, as our third quarter earnings of $0.47 per share demonstrate our consistent earnings performance.  We are also pleased that our Board of Trustees authorized a special distribution of $0.055 per common share of beneficial interest payable on February 16, 2016 to shareholders of record as of the close of business on November 30, 2015.  This special distribution is in addition to our monthly base distribution of $0.1367 per share, totaling $1.64 per share annually.  We continue to expect to declare distributions of approximately $1.75 per share and to earn between $1.85 and $1.90 per share in fiscal 2015.”

About United Development Funding IV

United Development Funding IV is a publicly traded Maryland real estate investment trust listed on The NASDAQ Global Select Market. UDF IV was formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. Additional information about UDF IV can be found on its website at www.udfiv.com. UDF IV may disseminate important information regarding its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to anticipated financial performance, business prospects, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. These forward-looking statements are based on management's current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should" and variations of these words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise.  Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to:  changes in general economic conditions, the real estate market and the credit market; increases in development costs that may exceed estimates; development delays; increases in interest rates or decreases in residential lot take down or purchase rates; our borrowers' inability to sell residential lots; potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows; economic fluctuations in Texas, where our investments are geographically concentrated; retention of our senior management team; changes in property taxes; legislative and regulatory changes, including changes to laws governing the taxation of REITs; the availability of capital and financing; restrictive covenants in our credit facilities; and our ability to remain qualified as a REIT.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our Quarterly Reports on Form 10-Q and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact:

Stacey Dwyer
United Development Funding IV
sdwyer@umth.com
Ph: 817-835-0650

UNITED DEVELOPMENT FUNDING IV
CONSOLIDATED BALANCE SHEETS

	September 30, 2015 (Unaudited)	December 31, 2014
Assets
Cash and cash equivalents	$18,979,309	$30,481,912
Restricted cash	8,762,368	7,048,976
Accrued interest receivable	29,817,746	18,098,976
Accrued receivable - related parties	6,207,849	3,343,867
Loan participation interest - related parties, net	35,255,640	40,658,253
Notes receivable, net	513,177,132	508,435,988
Notes receivable - related parties, net	69,644,615	60,497,391
Lot inventory	-	10,621,316
Other assets	2,214,647	2,966,105

Total assets	$684,059,306	$682,152,784

Liabilities and Shareholders' Equity
Liabilities:
Accrued liabilities	$1,642,185	$5,518,861
Accrued liabilities - related parties	1,352,357	1,228,028
Distributions payable	-	1,224,956
Notes payable	50,000,000	50,000,000
Lines of credit	120,906,488	120,238,340
Total liabilities	173,901,030	178,210,185

Shareholders' equity:
Shares of beneficial interest; $.01 par value; 400,000,000 shares authorized;
32,699,815 shares issued and 30,669,362 shares outstanding at September 30, 2015, and
32,657,880 shares issued and 30,627,427 shares outstanding at December 31, 2014	326,998	326,578
Additional paid-in-capital	573,120,388	572,077,700
Accumulated deficit	(21,887,324)	(27,059,893)
Shareholders' equity before treasury shares	551,560,062	545,344,385
Less: Treasury shares, 2,030,453 shares at September 30, 2015 and December 31, 2014, at cost	(41,401,786)	(41,401,786)
Total shareholders' equity	510,158,276	503,942,599

Total liabilities and shareholders' equity	$684,059,306	$682,152,784

UNITED DEVELOPMENT FUNDING IV
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Interest income:
Interest income	$17,196,861	$16,554,881	$50,895,925	$47,228,062
Interest income - related parties	3,490,930	2,672,045	10,429,239	7,290,717
Total interest income	20,687,791	19,226,926	61,325,164	54,518,779

Interest expense:
Interest expense	2,621,865	1,909,455	7,860,380	2,885,557

Net interest income	18,065,926	17,317,471	53,464,784	51,633,222
Provision for loan losses	-	773,820	-	2,214,607
Net interest income after provision for loan losses	18,065,926	16,543,651	53,464,784	49,418,615

Noninterest income:
Commitment fee income	390,065	754,067	1,477,212	2,275,605
Commitment fee income - related parties	113,082	79,767	332,870	173,451
Lot inventory sales income	6,107,131	2,976,000	10,621,316	6,864,137
Total noninterest income	6,610,278	3,809,834	12,431,398	9,313,193

Noninterest expense:
Management fees - related party	2,392,690	2,325,276	7,479,095	7,629,346
Lot inventory sales cost	6,107,131	2,976,000	10,621,316	6,864,137
Listing expenses	-	77,028	-	5,115,229
General and administrative	1,521,734	1,217,717	3,701,910	3,934,933
General and administrative - related parties	340,673	382,431	1,218,328	(1,376,394)
Total noninterest expense	10,362,228	6,978,452	23,020,649	22,167,251

Net income	$14,313,976	$13,375,033	$42,875,533	$36,564,557

Net income per weighted average share outstanding	$0.47	$0.44	$1.40	$1.16

Weighted average shares outstanding	30,663,199	30,632,925	30,646,129	31,616,870

Distributions per weighted average share outstanding	$0.41	$0.34	$1.23	$1.14

UNITED DEVELOPMENT FUNDING IV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2015	2014
Operating Activities
Net income	$42,875,533	$36,564,557
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	-	2,214,607
Amortization expense	1,710,612	955,686
Share-based compensation	483,838	557,531
Changes in assets and liabilities:
Accrued interest receivable	(11,513,703)	(9,909,085)
Accrued receivable - related parties	(3,183,764)	859,788
Other assets	(959,154)	(1,124,539)
Accrued liabilities (including related parties)	(1,632,434)	711,314
Net cash provided by operating activities	27,780,928	30,829,859

Investing Activities
Investments in loan participation interest - related parties	(17,172,868)	(16,212,677)
Principal receipts from loan participation interest - related parties	16,472,966	17,265,709
Investments in notes receivable	(107,374,139)	(169,294,765)
Principal receipts from notes receivable	109,273,884	97,298,100
Investments in notes receivable - related parties	(16,454,016)	(20,092,790)
Principal receipts from notes receivable - related parties	6,883,134	3,911,059
Investments in lot inventory	-	(9,786,217)
Receipts from lot inventory	8,501,402	5,497,128
Net cash provided by (used in) investing activities	130,363	(91,414,453)

Financing Activities
Purchase of treasury shares	-	(37,058,319)
Proceeds from borrowings on lines of credit	27,466,230	85,992,416
Payments on lines of credit	(26,798,082)	(9,162,986)
Proceeds from notes payable	-	35,000,000
Distributions, net of shareholders' distribution reinvestment	(38,368,650)	(29,968,122)
Restricted cash	(1,713,392)	(5,767,581)
Net cash (used in) provided by financing activities	(39,413,894)	39,035,408

Net decrease in cash and cash equivalents	(11,502,603)	(21,549,186)
Cash and cash equivalents at beginning of period	30,481,912	33,565,191
Cash and cash equivalents at end of period	$18,979,309	$12,016,005

Supplemental Cash Flow Information:
Cash paid for interest	$7,755,068	$2,450,728

Supplemental Cash Flow Information - Non-Cash Investing & Financing Activity:
Shareholders' distribution reinvestment	$559,270	$8,703,842
Assignment of loans	$6,640,888	$8,342,680
Lot inventory - earnest money	$2,119,913	$1,064,274